Exhibit T3A.2.60

[SEAL]

ARTICLES OF INCORPORATION

OF

Rite Aid of Ohio, Inc.

I, the undersigned subscriber, desiring to form a corporation pursuant to Chapter 1701 of the Revised Code of Ohio and the acts amendatory thereof and supplemental thereto (more commonly described as the General Corporation Law of Ohio), do hereby subscribe the following Articles of Incorporation:

FIRST: The name of the corporation (hereinafter called the corporation) is Rite Aid of Ohio, Inc.

SECOND: The place in the State of Ohio where the principal office of the corporation is to be located is City of Cleveland 44115, County of Cuyahoga.

THIRD: The purpose or purposes for which the corporation is formed is or are as follows:

To operate retail stores for the sale of all general merchandise including but not limited to all items commonly sold in health and beauty aids stores and prescription drug stores, provided that the operation is duly registered and licensed by the appropriate professional licensing commission of the State of Ohio.

To design, create, manufacture, contract for, buy, sell, import, export, distribute, job, and generally deal in and with, whether at wholesale or retail, and as principal, agent, broker, factor, commission merchant, licensor, licensee or otherwise, any and all kinds of goods, wares, and merchandise, and, in connection therewith or independent thereof, to construct, establish and maintain, by any manner or means, factories, mills, buying offices, distribution centers, specialty, and other shops, stores, mail-order establishments, concessions, leased departments, and any and all other departments, sites, and locations necessary, convenient or useful in the furtherance of any businesses of the corporation.

To export from and import into the United States of America and its territories and possessions, and any and all foreign countries, as principal or agent, merchandise of every kind and nature, and to purchase, sell, and deal in and with, at wholesale and retail, merchandise of every kind and nature for exportation from, and importation into the United States, and to and from all countries foreign thereto, and for exportation from, and importation into, any foreign country, to and from any other country foreign thereto, and to purchase and sell domestic and foreign merchandise in domestic markets and domestic and foreign merchandise in foreign markets, and to do a general foreign and domestic exporting and importing business.

To take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, clear, develop, redevelop, manage, operate, maintain, control, license the use of, publicize, advertise, promote, and generally deal in and with, whether as principal, agent, broker, or otherwise, real and personal property of all kinds, and, without limiting the generality of the foregoing, stores, shops, markets, supermarkets, departments, and merchandising facilities, shopping centers, recreational centers, discount centers, merchandising outlets of all kinds, parking areas, offices and establishments of all kinds, and to engage in the purchase, sale, lease and rental of equipment and fixtures for the same and for other enterprises, for itself or on behalf of others. To conduct a general real estate development, planning, operating, sales, brokerage, agency, management, advisory, promotional and publicity businesses in all its branches.

To acquire, purchase, exchange, lease as lessee, and invest in, and to own, hold, use, develop, operate, sell, assign, lease as lessor, encumber, transfer, convey, exchange, mortgage, pledge or otherwise dispose of or deal in and with, real and personal property of every class or description and rights and privileges therein wheresoever situate.

To take property of any description, or any interest therein, by gift, devise, or request, and to make donations for the public welfare or for charitable, scientific or educational purposes.

To manufacture, process, purchase, sell and generally to trade and deal in and, with goods, wares and merchandise of every kind, nature and description, and to engage and participate in any mercantile, industrial or trading business of any kind or character whatsoever.

To apply for, register, obtain, purchase, lease, take licenses in respect of, or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and in any manner deal with and contract with reference to:

(a)       inventions, devices, formulae, processes and any improvements and modifications thereof;

(b)       letters patent, patent rights, patented processes, copyrights, designs and similar rights, trademarks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

(c)       franchises, licenses, grants and concessions.

To purchase or otherwise acquire, and to hold, mortgage, pledge, sell, exchange or otherwise dispose of, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by any persons, firms, associations, corporations, or governments or subdivisions thereof; to make payment therefor in any lawful manner; and to exercise, as owner or holder of any securities, any and all rights, powers and privileges in respect thereof.

To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or subdivision thereof.

To acquire, by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business land good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Ohio; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

To lend its uninvested funds from time to time to such extent, to such persons, firms, associations, corporations, governments or subdivisions thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

To endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any persons, firm, association, corporation, government or subdivision thereof, or of any other combination, organization or entity whatsoever.

To borrow money for any of the purposes of the corporation, from time to time, and without limit as to amount from time to time, to issue, sell, and pledge its own stock and securities, notes, bonds, and other evidences of indebtedness, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Ohio and by these Articles of Incorporation, as the Board of Directors of the corporation may determine; and to secure the same by mortgage, pledge, or deed of trust of all or any of its property; and to guarantee the obligations of any one or more persons, firms, associations or corporations.

To purchase, hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine and as the General Corporation Law of Ohio shall permit; provided that the corporation shall not use its funds or property for the purchase of its own shares when such use would cause any impairment of its stated capital, except to the extent permitted by law; and provided further that said shares belonging to the corporation shall not be voted upon directly or indirectly or be entitled to receive dividends.

To organize or cause to be organized under the laws of the State of Ohio, or of any other state of the United States of America, or of the District of Columbia, or of any territory, dependency, colony or possession of the United States of America, or of any foreign country, a corporation or corporations for the purpose of transacting, promoting or carrying on any or all of the objects or purposes for which the corporation is organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

To conduct its business in any and all of its branches and maintain offices both within and without the State of Ohio, in any and all states of the United States of America, in the District of Columbia, in any or all territories, dependencies, colonies or possessions of the United States of America, and in foreign countries.

To such extent as a corporation organized under the General Corporation Law of the State of Ohio may now or hereafter lawfully do, to do, either as principal or agent and either alone or in connection with other corporations, firms or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be organized to do or to exercise under the General Corporation Law of the State of Ohio or under any act amendatory thereof, supplemental thereto or substituted therefor.

The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation; provided, that the corporation shall not carry on any business or exercise any power in any state, territory or country which under the laws thereof the corporation may not lawfully carry on or exercise.

FOURTH: The authorized number of shares of the corporation is Five Hundred, all of which are of a par value of Ten Dollars each and are of the same class and are to be Common shares.

FIFTH: The minimum amount of stated capital with which the corporation will begin business is Five Hundred Dollars.

SIXTH: The period of existence of the corporation is perpetual.

SEVENTH: No holder of any of the shares of the corporation shall be entitled as of right to purchase or subscribe for any unissued shares of any class or any additional shares of any class to be issued by reason of any increase of the authorized number of shares of the corporation of any class, or bonds, certificates of indebtedness, debentures or other securities convertible into shares of the corporation or carrying any right to purchase shares of any class, but any such unissued shares or such additional authorized issue of any shares or of other securities convertible into shares, or carrying, any right to purchase shares, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

EIGHTH: No contract or other transaction between the corporation and any other corporation and no other act of the corporation shall, in the absence of fraud, in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the corporation individually or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that. the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken. Any director of the corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

Any contract, transaction or act of the corporation or of the directors, which shall be ratified by a majority of a quorum of the shareholders of the corporation at any annual meeting, or at any special meeting called for such purpose, shall, in so far as permitted by law or by the Articles of Incorporation of the corporation, be as valid and as binding as though ratified by every shareholder of the corporation; provided, however, that any failure of the, shareholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the corporation, its directors, officers or employees, of its or their rights to proceed with such contract, transaction or act.

NINTH: From time to time any of the provisions of the Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Ohio at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the shareholders of the corporation by the Articles of Incorporation are granted subject to the provisions of this Article NIΝΤΗ.

IN WITNESS WHEREOF, I have subscribed these Articles of Incorporation this 7th day of October, 1971.

/s/ Frances A. Wrigley
Frances A. Wrigley

ORIGINAL APPOINTMENT OF AGENT

(Section 1701.07, Ohio General Corporation Law)

KNOW ALL MEN BY THESE PRESENTS, That THE PRENTICEHALL CORPORATION SYSTEM, INC., a corporation of the State of Delaware, which holds a license from the State of Ohio, which is authorized by its Certificate of Incorporation to act as a statutory agent for other corporations, and which has Union Commerce Building, Cleveland 44115, as a business address in Cuyahoga County, said county being the county in which the principal office of Rite Aid of Ohio, Inc. is located, is hereby appointed as the statutory agent upon which any process, notice, or demand, as required or permitted by the Ohio General Corporation Law, against said Rite Aid of Ohio, Inc. may be served;

Rite Aid of Ohio, Inc.

/s/ Frances A. Wrigley
Frances A. Wrigley

UNITED STATES OF AMERICA,
STATE OF OHIO,
OFFICE OF SECRETARY OF STATE

I, Jon Husted, Secretary of State of the State of Ohio, do hereby certify that the paper to which this is attached is a true and correct copy from the original record now in my official custody as Secretary of State.

[SEAL]	Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 26th day of November, A.D. 2018.
Ohio Secretary of State
Validation Number:
201833003970	/s/ Jon Husted